Exhibit 10.13(b)

June 1, 2013

Bleecker Street Capital, LLC

733 Third Avenue,

24th Floor

New York, New York 10017

Attention: Mr. Dmitri Smolansky

Re:	Management Agreement Renewal

Dear Mr. Smolansky:

We are writing with respect to your management agreements concerning the commodity pool to which reference is made below (the “Management Agreement”). We are extending the term of the Management Agreement through June 30, 2014 and all other provisions of the Management Agreement will remain unchanged.

•	Emerging CTA Portfolio L.P.

Please acknowledge receipt of this modification by signing one copy of this letter and returning it to the attention of Mr. Damian George at the address above or fax to 212-296-6868. If you have any questions I can be reached at 212-296-1292.

Very truly yours,

CERES MANAGED FUTURES LLC

By:	/s/ Damian George
Damian George
Chief Financial Officer & Director

BLEECKER STREET CAPITAL, LLC

By:	/s/ Dmitri Smolansky

Print Name:	Dmitri Smolansky

DG/sr